Exhibit 99.1

Celcuity Inc. Announces $50 Million Private Placement

Minneapolis, MN, October 18, 2023 – Celcuity Inc. (Nasdaq: CELC), a clinical-stage biotechnology company pursuing development of targeted therapies for oncology, announced today that it has entered into a securities purchase agreement to sell securities in a private placement that is expected to result in gross proceeds of approximately $50 million. In the private placement, an institutional investor has agreed to purchase pre-funded warrants to purchase shares of Celcuity’s common stock at a price of $8.699 per warrant, each with an exercise price of $0.001 per share (for aggregate consideration equating to $8.70 per share). Subject to certain limitations, each pre-funded warrant will be exercisable immediately. The closing of the private placement is subject to customary closing conditions and is expected to occur on October 20, 2023. The Company expects to use the net proceeds to advance clinical development of gedatolisib and for general corporate purposes.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other jurisdiction’s securities laws, and accordingly may not be offered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon the exercise of the pre-funded warrants purchased in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Celcuity

Celcuity is a clinical-stage biotechnology company pursuing development of targeted therapies for oncology. The company’s lead therapeutic candidate is gedatolisib, a potent, pan-PI3K and mTOR inhibitor. Its mechanism of action and pharmacokinetic properties are highly differentiated from other currently approved and investigational therapies that target PI3K or mTOR alone or together. A Phase 3 clinical trial, VIKTORIA-1, evaluating gedatolisib in combination with fulvestrant with or without palbociclib in patients with HR+/HER2- advanced breast cancer is currently enrolling patients. More detailed information about the VIKTORIA-1 study can be found at ClinicalTrials.gov. A Phase 1b/2 clinical trial, CELC-G-201, evaluating gedatolisib in combination with darolutamide in patients with metastatic castration resistant prostate cancer, is planned to begin enrolling patients in the first quarter of 2024. The company’s CELsignia companion diagnostic platform is uniquely able to analyze live patient tumor cells to identify new groups of cancer patients likely to benefit from already approved targeted therapies. Celcuity is headquartered in Minneapolis.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the expected closing of the private placement, the anticipated use of proceeds from the private placement, the expected timing of clinical study related activities, including without limitation, enrollment of patients and reporting of results, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Risks that contribute to the uncertain nature of the forward-looking statements include, but are not limited to, whether the conditions for the closing of the private placement will be satisfied; the Company’s limited operating history; the Company’s potential inability to develop and commercialize gedatolisib; challenges the Company may face in developing and maintaining relationships with pharmaceutical company partners; the complexity and timeline for development of the Company’s CELsignia tests and gedatolisib; the uncertainties and costs associated with clinical trials; the uncertainty regarding market acceptance of the Company’s products and services by physicians, patients, third-party payors and others in the medical community, and with the size of market opportunities available to the Company; the pricing of drug products and molecular and other diagnostic products and services that compete or may compete with the Company; uncertainty with insurance coverage and reimbursement for the Company’s products and services; difficulties the Company may face in managing growth, such as hiring and retaining a qualified sales force and attracting and retaining key personnel; changes in government regulations; and obtaining and maintaining intellectual property protection for the Company’s technology and time and expense associated with defending third-party claims of intellectual property infringement, investigations or litigation threatened or initiated against the Company. Forward-looking statements are subject to numerous risks, uncertainties, and conditions, many of which are beyond the control of Celcuity. These include, but are not limited to, delays, disruptions or adverse results in our clinical trials and those risks set forth in the Risk Factors section in Celcuity’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 23, 2023, and our subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Celcuity undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

Contacts:

Celcuity Inc.

Brian Sullivan, bsullivan@celcuity.com

Vicky Hahne, vhahne@celcuity.com

763-392-0123

ICR Westwicke

Maria Yonkoski, maria.yonkoski@westwicke.com

(619) 228-5886

SOURCE: Celcuity Inc.